UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

FTC Solar, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas		78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FTC Solar, Inc (the “Company”) will be appointing Sasan Aminpour, its current Senior Vice President of Operations, as Chief Operating Officer, effective March 1, 2023. The Chief Operating Officer will be responsible for the Company’s procurement and supply chain, project execution, field operations and engineering organizations.

Mr. Aminpour brings more than 25 years of experience in operations with more than 10 years in the solar industry. Prior to joining the Company, Mr. Aminpour co-founded a solar tracker company (HX Tracker) that was acquired by the Company in 2022. Prior to that he was with SunEdison (formerly MEMC Electronic Materials) from 2012-2016, where he served as SVP of Operations responsible for global EPC (engineering, procurement, construction) function. Earlier in his career he served as the SVP of operations for Cypress Semiconductor and prior to that as an operations strategy consultant for McKinsey & Company. Mr. Aminpour holds a MSc in Computer Integrated Engineering from Middlesex University, UK and a BSc in Industrial Engineering from Bosphorus University, Turkey.

In connection with the appointment, Mr. Aminpour will enter into an indemnification agreement with the Company in substantially the same form as the Company has entered into with its other executive officers. As of the date of the appointment, Mr. Aminpour has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTC Solar, Inc.

Date:	February 13, 2023	By:	/s/ Phelps Morris
Phelps Morris Chief Financial Officer